UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2024

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-281796	99-2913448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2900 Clearview Parkway, Metairie, Louisiana	70006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 455-2444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                ☐

Item 8.01	Other Events.

On December 23, 2024, Magnolia Bancorp, Inc. (the “Company”), the proposed holding company for Mutual Savings and Loan Association (the “Association”), issued a press release announcing that the Association’s members approved the plan of conversion pursuant to which the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings association and the transactions provided for in such plan of conversion, including the adoption of a new federal stock Charter and new Bylaws for the Association.

The Company also announced that the subscription and community offering closed on December 17, 2024 at 1:00 p.m., Central Time. The Company is currently processing the orders and will provide additional information as soon as it is available. The number of shares to be sold in connection with the conversion and stock offering will be based on a final appraisal and receipt of final regulatory approvals. The stock offering and the simultaneous mutual-to-stock conversion of the Association are expected to close in early to mid-January 2025, subject to final regulatory approvals and the satisfaction of customary closing conditions. The Company will provide more information as soon as it is available.

For further information, reference is made to the press release dated December 23, 2024, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press release dated December 23, 2024
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA BANCORP, INC.

	By:	/s/ Michael L Hurley
	Name:	Michael L. Hurley
	Title:	Chairman, President and Chief Executive Officer

Date: December 23, 2024